Filed pursuant to Rule 424(b)(5)

Registration No. 333-237903

PROSPECTUS

24,000,000 Shares of Common Stock

This prospectus relates to the resale, from time to time, by the selling stockholders identified in this prospectus under the caption “Selling Stockholders,” of up to 24,000,000 shares of our common stock, par value $0.001 per share, that are issuable upon the conversion of Series A Participating Convertible Preferred Stock, par value $0.001 per share, or the Series A Preferred Stock, issued in a private placement that closed on December 12, 2019. We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of shares of common stock by the selling stockholders. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of the shares. We will bear all costs, expenses and fees in connection with the registration of the shares of our common stock.

The selling stockholders may sell the shares of our common stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution.” The shares of common stock may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

Our common stock is listed on the Nasdaq Global Market under the symbol “MRNS.” On May 8, 2020, the closing price of our common stock was $1.98 per share. The shares of Series A Preferred Stock are not listed.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus and under similar headings in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 14, 2020.

ABOUT THIS PROSPECTUS

This prospectus relates to the resale by the selling stockholders identified in this prospectus under the caption “Selling Stockholders,” from time to time, of up to an aggregate of 24,000,000 shares of our common stock, par value $0.001 per share, issuable upon the conversion of Series A Preferred Stock issued in a private placement that closed on December 12, 2019. We are not selling any shares of our common stock under this prospectus, and we will not receive any proceeds from the sale of shares of common stock offered hereby by the selling stockholders.

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the SEC, using a shelf registration process. Under this registration statement, the selling stockholders may sell from time to time in one or more offerings the common stock described in this prospectus. It omits some of the information contained in the registration statement, and reference is made to the full registration statement for further information with regard to us and the securities being offered by the selling stockholders. Any statement contained in the prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete, and in each instance, reference is made to the copy of the document filed. You should review the complete document to evaluate these statements.

You should carefully read this prospectus, any documents that we incorporate by reference in this prospectus and the information below under the captions “Where You Can Find More Information” and “Incorporation of Documents By Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus or any documents we incorporate by reference herein is accurate as of any date other than the date on the front of each such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus and the documents that are incorporated by reference herein contain certain market data and industry statistics and forecasts that are based on studies and clinical trials sponsored by Marinus or third parties, independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not verified any of this data. Further, many of these statements involve risks and uncertainties and are subject to change based on various factors, including those discussed under the caption “Risk Factors” in this prospectus and under similar captions in the documents that are incorporated by reference herein. Accordingly, investors should not place undue reliance on this information.

References in this prospectus to the terms “Marinus,” “the Company,” “we,” “our” and “us” or other similar terms mean Marinus Pharmaceuticals, Inc. and its wholly owned subsidiary, unless we state otherwise or the context indicates otherwise.

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PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus and in the documents we incorporate by reference. Because it is only a summary, it does not contain all of the information that you should consider before investing in our common stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus, any applicable free writing prospectus and the documents incorporated by reference herein and therein. You should read all such documents carefully, especially the risk factors and our consolidated financial statements and the related notes included or incorporated by reference herein or therein, before deciding to buy shares of our common stock.

Company Overview

We are a clinical stage pharmaceutical company focused on developing and commercializing innovative therapeutics to treat patients suffering from rare seizure disorders. Our clinical stage product candidate, ganaxolone, is a positive allosteric modulator of GABAA that is being developed in formulations for two different routes of administration: intravenous (IV) and oral. Ganaxolone is a synthetic analog of allopregnanolone, an endogenous neurosteroid. The different formulations are intended to maximize potential therapeutic applications of ganaxolone for adult and pediatric patient populations, in both acute and chronic care, and for both in patient and self-administered settings. Ganaxolone acts at both synaptic and extrasynaptic GABAA receptors, a target known for its anti-seizure, antidepressant and anxiolytic properties.

Private Placement

On December 11, 2019, we entered into a Securities Purchase Agreement, or the Purchase Agreement, with certain institutional investors named therein, or the Investors. Pursuant to the terms of the Purchase Agreement, on December 12, 2019, we sold to the Investors an aggregate of 30,000 shares of Series A Preferred Stock at a per share price of $1,000 in a private placement, or the Private Placement, and received gross proceeds of approximately $30.0 million, before placement agent fees and transaction costs. Each share of Series A Preferred Stock is initially convertible into 800 shares of our common stock, par value $0.001 per share, reflecting a conversion price equal to $1.25 per share, subject to customary anti-dilution adjustments.

In connection with the Private Placement, we agreed to file a resale registration statement with the SEC for purposes of registering the resale of the shares of common stock issuable upon conversion of the Series A Preferred Stock issued in the Private Placement. If we do not comply with certain timing requirements related to filing this registration statement, or after the effective date of this registration statement, this registration statement ceases for any reason to remain continuously effective as to securities covered by this registration statement, we are required to pay to the Investors special interest payments. The amount and frequency of such payments depend upon the nature of the default giving rise to the payment, but we shall in no event be required to pay special interest for more than one such default at any given time and in no event shall the maximum aggregate of such payments exceed 4% of an Investor’s purchase price. Each Investor has agreed to convert its shares of Series A Preferred Stock to common stock promptly following the effectiveness of this registration statement and promptly following June 30 of each year such that following the conversion the Investor will either (i) have converted all of the remaining shares of Series A Preferred Stock owned by such Investor, or (ii) own a number of shares of common stock equal to the “Beneficial Ownership Limit.” The “Beneficial Ownership Limitation” is 9.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon conversion of Series A Preferred Stock held by the applicable holder; provided that, subject to certain limitations, by written notice to us, a holder of Series A Preferred Stock may from time to time increase (but not decrease) the Beneficial Ownership Limitation to any other percentage not in excess of 19.99% specified in such notice.

Our Corporate Information

We were incorporated in Delaware in August 2003. Our principal executive offices are located at 5 Radnor Corporate Center, Suite 500, 100 Matsonford Rd, Radnor, Pennsylvania 19087 and our telephone number is (484) 801-4670. Our website address is www.marinuspharma.com. The inclusion of our website address in this prospectus is, in each case, intended to be an inactive textual reference only and not an active hyperlink to our website. The information contained in, or that can be accessed through, our website is not part of this prospectus. We make available free of charge on our website, Form 10-Ks, Form 10-Qs, Form 8-Ks and amendments to those reports as soon as reasonably practicable after filing with or furnishing to the SEC.

The Offering

Shares of common stock offered by the selling stockholders:	24,000,000 shares of common stock issuable upon conversion of the Series A Preferred Stock.

Terms of this offering:	The selling stockholders may sell, transfer or otherwise dispose of any or all of the shares of common stock offered by this prospectus from time to time as described under the caption “Plan of Distribution” in this prospectus.

Use of proceeds:	All proceeds from the sale of shares of common stock offered hereby will be for the account of the selling stockholders. We will not receive any proceeds from the sale of common stock offered pursuant to this prospectus. See the caption “Use of Proceeds” in this prospectus.

Risk factors:	Investing in our common stock involves a high degree of risk and purchasers of our common stock may lose their entire investment. See the information under the caption “Risk Factors” on page 3 of this prospectus and the other information included elsewhere in this prospectus and incorporated by reference herein for a discussion of factors you should consider before deciding to invest in our securities.

Nasdaq Global Market symbol:	MRNS

When we refer to the selling stockholders in this prospectus, we are referring to the selling stockholders identified in this prospectus and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus and in the documents incorporated by reference in this prospectus before you decide to purchase our common stock. In particular, you should carefully consider and evaluate the risks and uncertainties described in “Part I – Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K and “Part II – Item 1A. Risk Factors” of our most recent Quarterly Report on Form 10-Q, as updated by any additional risks and uncertainties included or incorporated by reference herein. Additional risks and uncertainties that we are unaware of or that we believe are not material at this time could also materially adversely affect our business, financial condition or results of operations. Any of these risks and uncertainties could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price or value of our common stock. As a result, you could lose all or part of your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus. See “Special Note Regarding Forward-Looking Statements” for information relating to these forward-looking statements.

Our fourth amended and restated certificate of incorporation contains exclusive forum provisions, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or agents.

Our fourth amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (d) any action asserting a claim that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery’s having personal jurisdiction over the indispensable parties named as defendants therein.

For the avoidance of doubt, the exclusive forum provisions described above do not apply to any claims arising under the Securities Act of 1933, as amended, or the Securities Act, or under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

The choice of forum provisions in our fourth amended and restated certificate of incorporation may limit our stockholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and our directors, officers, employees and agents even though an action, if successful, might benefit our stockholders. The applicable courts may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments or results may be more favorable to us than to our stockholders. With respect to the provision making the Court of Chancery the sole and exclusive forum for certain types of actions, stockholders who do bring a claim in the Court of Chancery could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near Delaware. Finally, if a court were to find these provisions of our fourth amended and restated certificate of incorporation inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could have a material adverse effect on the company.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus or the documents incorporated herein by reference regarding our strategy, future operations, future product research or development, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “goals,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

The forward-looking statements in this prospectus include, among other things, statements about:

•	our ability to develop and commercialize ganaxolone;

•	the status, timing and results of preclinical studies and clinical trials;

•	design of and enrollment in clinical trials, availability of data from ongoing clinical trials, expectations for regulatory approvals, or the attainment of clinical trial results that will be supportive of regulatory approvals;

•	the potential benefits of ganaxolone;

•	the timing of seeking marketing approval of ganaxolone;

•	our ability to obtain and maintain marketing approval;

•	our estimates of expenses and future revenue and profitability;

•	our estimates regarding our capital requirements and our needs for additional financing;

•	our plans to develop and market ganaxolone and the timing of our development programs;

•	our estimates of the size of the potential markets for ganaxolone;

•	our selection and licensing of ganaxolone;

•	our ability to attract collaborators with acceptable development, regulatory and commercial expertise;

•	the benefits to be derived from corporate collaborations, license agreements, and other collaborative or acquisition efforts, including those relating to the development and commercialization of ganaxolone;

•	sources of revenue, including contributions from corporate collaborations, license agreements, and other collaborative efforts for the development and commercialization of ganaxolone and our product candidates;

•	our ability to create an effective sales and marketing infrastructure if we elect to market and sell ganaxolone directly;

•	the rate and degree of market acceptance of ganaxolone;

•	the timing and amount or reimbursement for ganaxolone;

•	the success of other competing therapies that may become available;

•	the manufacturing capacity for ganaxolone;

•	our intellectual property position;

•	our ability to maintain and protect our intellectual property rights;

•	our results of operations, financial condition, liquidity, prospects, and growth strategies;

•	the extent to which our business may be adversely impacted by the effects of the COVID-19 coronavirus pandemic or by other pandemics, epidemics or outbreaks;

•	the industry in which we operate;

•	the enforceability of the exclusive forum provisions in our fourth amended and restated certificate of incorporation; and

•	the trends that may affect the industry or us.

These statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in greater detail in the risk factors in Item 1A of our most recent Annual Report on Form 10-K. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, after the date of this prospectus, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the account of the selling stockholders. We will not receive any of the proceeds from the sale of these shares. We have agreed to pay all costs, expenses and fees relating to the registration of the shares of our common stock covered by this prospectus.

SELLING STOCKHOLDERS

This prospectus covers an aggregate of up to 24,000,000 shares of our common stock issuable upon conversion of the Series A Preferred Stock that may be sold or otherwise disposed of by the selling stockholders.

The following table sets forth certain information with respect to each selling stockholder, including (i) the shares of our common stock beneficially owned by the selling stockholder prior to this offering, (ii) the number of shares being offered by the selling stockholder pursuant to this prospectus and (iii) the selling stockholder’s beneficial ownership after completion of this offering, assuming that all of the shares covered hereby (but none of the other shares, if any, held by the selling stockholders) are sold to third parties.

The table is based on information supplied to us by the selling stockholders, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a selling stockholder and the percentage ownership of that selling stockholder, shares of common stock underlying the shares of our Series A Preferred Stock held by that selling stockholder or other rights to acquire our common stock held by that selling stockholder that are convertible or exercisable as of or will be exercisable within 60 days after May 1, 2020, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any selling stockholder. The percentage of beneficial ownership after this offering is based on 86,732,035 shares outstanding on May 1, 2020.

The registration of these shares of common stock does not mean that the selling stockholders will sell or otherwise dispose of all or any of those shares. The selling stockholders may sell or otherwise dispose of all, a portion or none of such shares from time to time. We do not know the number of shares, if any, that will be offered for sale or other disposition by any of the selling stockholders under this prospectus. Furthermore, the selling stockholders may have sold, transferred or disposed of the shares of common stock covered hereby in transactions exempt from the registration requirements of the Securities Act since the date on which we filed this prospectus.

When we refer to the selling stockholders in this prospectus, we are referring to the selling stockholders identified in this prospectus and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

	Beneficial Ownership Before This Offering			Beneficial Ownership After This Offering
Selling Stockholder(1)	Number of Shares of Common Stock Owned	Shares of Common Stock to be Sold in the Offering(2)	Percentage of Outstanding Shares of Common Stock	Number of Shares of Common Stock Owned	Percentage of Outstanding Shares of Common Stock
Lion Point Master, LP (3) 250 W 55th St, 33rd Floor New York, NY 10019	8,918,668	11,300,000	9.99%	6,374,740	7.35%
Avoro Life Sciences Fund LLC (4) 110 Greene St, Suite 800 New York, NY 10012	8,938,062	4,200,000	9.99%	6,200,000	7.15%
Boxer Capital, LLC (5) 11682 El Camino Real, Suite 320 San Diego, CA 92130	9,093,445	4,800,000	9.99%	4,800,000	5.53%
Venture Holding S.a.r.l. SPF (6) Pictet & Cie (Europe) S.A. Attn: Maaret Vahatalo-Davey 15A, avenue J.F. Kennedy B.P. 687 L-2106 Luxembourg Luxembourg	6,790,750	3,700,000	7.51%	3,090,750	3.56%

*	Less than one percent.

(1)	This table and the information in the notes below are based upon information supplied by the selling stockholders, including reports and amendments thereto filed with the SEC on Schedule 13G.
(2)	The actual number of shares of common stock offered hereby and included in the registration statement, of which this prospectus forms a part, includes, in accordance with Rule 416 under the Securities Act, such indeterminate number of additional shares of our common stock as may become issuable in connection with any proportionate adjustment for any stock splits, stock combinations, stock dividends, recapitalizations or similar events with respect to common stock.
(3)	Consists of (a) 6,374,740 shares of our common stock held by Lion Point Capital, LP as reported on a Schedule 13G filed by Lion Point Capital, LP on February 14, 2020 and (b) 2,543,928 shares of our common stock issuable upon the conversion of Series A Preferred Stock held by Lion Point Capital, LP. Lion Point Capital, LP owns 14,125 shares of Series A Preferred Stock initially convertible into 11,300,000 shares of our common stock. The number of shares of our common stock beneficially owned by Lion Point Master, LP, in the aggregate, is limited by a beneficial ownership limitation applicable to the conversion of Series A Preferred Stock, which limits the number of shares of our common stock Lion Point Master, LP can beneficially own after the conversion of Series A Preferred Stock to a maximum of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon conversion of Series A Preferred Stock held by Lion Point Master, LP; provided that, subject to certain limitations, by written notice to us, Lion Point Master, LP may from time to time increase (but not decrease) the beneficial ownership limitation to any other percentage not in excess of 19.99% specified in such notice. As a result of such limitation, the number of shares of our common stock beneficially owned does not include up to an aggregate of 8,756,072 shares of our common stock issuable upon the conversion of Series A Preferred Stock held by Lion Point Master, LP. With respect to the remainder of this disclosure, reference is made to the Schedule 13G filed by Lion Point Capital, LP on February 14, 2020. Lion Point Capital GP, LLC (“Lion Point GP”) is the general partner of Lion Point Master, LP. Lion Point Capital, LP is the investment manager to Lion Point Master, LP. Lion Point Holdings GP, LLC is the general partner of Lion Point Capital, LP. Didric Cederholm is a Founding Partner and Chief Investment Officer of each of Lion Point GP and Lion Point Capital, LP. Mr. Cederholm is also a Member and a Manager of each of Lion Point GP and Lion Point Holdings GP, LLC. James Freeman is a Founding Partner and Head of Research of each of Lion Point GP and Lion Point Capital, LP. Mr. Freeman is also a Member and a Manager of each of Lion Point GP and Lion Point Holdings GP, LLC. By virtue of these relationships, each of Lion Point GP, Lion Point Capital, LP, Lion Point Holdings GP, LLC, Mr. Cederholm and Mr. Freeman may be deemed to beneficially own the securities beneficially owned by Lion Point Master, LP.

(4)	Consists of (a) 6,200,000 shares of our common stock held by Avoro Capital Advisors LLC (“Avoro Capital”) as reported on a Schedule 13G filed by Avoro Capital on February 14, 2020, and (b) 2,738,062 shares of our common stock issuable upon the conversion of Series A Preferred Stock held by Avoro Life Sciences Fund LLC (“Avoro Life Sciences”). Avoro Life Sciences owns 5,250 shares of Series A Preferred Stock initially convertible into 4,200,000 shares of our common stock. The number of shares of our common stock beneficially owned by Avoro Life Sciences, in the aggregate, is limited by a beneficial ownership limitation applicable to the conversion of Series A Preferred Stock, which limits the number of shares of our common stock Avoro Life Sciences can beneficially own after the conversion of Series A Preferred Stock to a maximum of 9.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of our common stock issuable upon conversion of Series A Preferred Stock held by Avoro Life Sciences; provided that, subject to certain limitations, by written notice to us, Avoro Life Sciences may from time to time increase (but not decrease) the beneficial ownership limitation to any other percentage not in excess of 19.99% specified in such notice. As a result of such limitation, the number of shares of our common stock beneficially owned does not include up to an aggregate of 1,461,938 shares of our common stock issuable upon the conversion of Series A Preferred Stock held by Avoro Life Sciences. According to the Schedule 13G filed by Avoro Capital on February 14, 2020, Avoro Capital is the investment advisor for Avoro Life Sciences, and Behzad Aghazadeh serves as the portfolio manager and controlling person of Avoro Capital.
(5)	Consists of (a) 4,800,000 shares of our common stock held by Boxer Capital, LLC (“Boxer Capital”) as reported on a Schedule 13G filed by Boxer Capital on December 13, 2019, and (b) 4,293,445 shares of our common stock issuable upon the conversion of Series A Preferred Stock held by Boxer Capital. Boxer Capital owns 6,000 shares of Series A Preferred Stock initially convertible into 4,800,000 shares of our common stock. The number of shares of our common stock beneficially owned by Boxer Capital, in the aggregate, is limited by a beneficial ownership limitation applicable to the conversion of Series A Preferred Stock, which limits the number of shares of our common stock Boxer Capital can beneficially own after the conversion of Series A Preferred Stock to a maximum of 9.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of our common stock issuable upon conversion of Series A Preferred Stock held by Boxer Capital; provided that, subject to certain limitations, by written notice to us, Boxer Capital may from time to time increase (but not decrease) the beneficial ownership limitation to any other percentage not in excess of 19.99% specified in such notice. As a result of such limitation, the number of shares of our common stock beneficially owned does not include up to an aggregate of 506,555 shares of our common stock issuable upon the conversion of Series A Preferred Stock held by Boxer Capital. Boxer Asset Management Inc. (“Boxer Management”) is the managing member and majority owner of Boxer Capital, LLC. Joe Lewis is the sole indirect beneficial owner of and controls Boxer Management.
(6)	Consists of (a) 3,090,750 shares of our common stock held by Venture Holding S.a.r.l. SPF (“Venture Holding”) based on information supply to us by the selling stockholder and (b) 3,700,000 shares of our common stock issuable upon the conversion of 4,625 shares of Series A Preferred Stock held by Venture Holding. Based on the information supplied to us by the selling stockholder, Leif Edlund has voting or investment power over the securities held by Venture Holding.

Relationships with the Selling Stockholders

The selling stockholders have not within the past three years had any position, office or other material relationship with us or any of our subsidiaries other than as a holder of our securities. To our knowledge, none of the selling stockholders are affiliates of a broker-dealer registered in the United States.

PLAN OF DISTRIBUTION

We are registering the shares of our common stock on behalf of the selling stockholders. The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, on a continuous or delayed basis, sell any or all of their common stock covered hereby directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed on any stock exchange, market or trading facility on which the shares of our common stock are traded or in private transactions. The sale of the selling stockholders’ common stock offered by this prospectus may be effected in one or more of the following methods:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	transactions involving cross or block trades;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	exchange distributions in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales after the registration statement of which this prospectus forms a part becomes effective;

•	transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	“at the market” into an existing market for the common stock;

•	through the writing of options on the shares;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

In order to comply with the securities laws of certain states, if applicable, the shares of the selling stockholders may be sold only through registered or licensed brokers or dealers. In addition, in certain states, such shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

The selling stockholders may also sell shares of our common stock under Rule 144 promulgated under the Securities Act, or Rule 144, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of our common stock by other means not described in this prospectus.

The selling stockholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the selling stockholders will attempt to sell shares of our common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, such selling stockholders.

Brokers, dealers, underwriters or agents participating in the distribution of the shares held by the selling stockholders as agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholders and/or purchasers of our common stock for whom the broker-dealers may act as agent. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of our common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of our common stock by the selling stockholders. If we are notified by the selling stockholders that any material arrangement has been entered into with a broker-dealer for the sale of shares of our common stock, if required, we will file a supplement to this prospectus.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

With regard only to the shares it sells for its own behalf, each selling stockholder may be deemed an “underwriter” within the meaning of the Securities Act. This offering as it relates to the selling stockholders will terminate on the date that all shares of our common stock issued to and issuable to the selling stockholders that are offered for resale by this prospectus have been sold by the selling stockholders.

We may suspend the sale of shares by the selling stockholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

If the selling stockholders use this prospectus for any sale of the shares of our common stock, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act.

We are required to pay the expenses in connection with the registration of the shares being registered hereunder. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to use our commercially reasonable efforts to keep this prospectus effective until the earliest of (i) two years from the closing of the Private Placement, (ii) the date by which all of the registrable securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, and (iii) the date on which all of the registrable securities have been sold.

Regulation M

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholders.

We have advised the selling stockholders that while they are engaged in a distribution of the shares included in this prospectus, they are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholders, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for, purchasing or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered by this prospectus.

LEGAL MATTERS

The validity of the shares of common stock offered hereby is being passed upon for us by Hogan Lovells US LLP, Philadelphia, Pennsylvania.

EXPERTS

The consolidated financial statements of Marinus Pharmaceuticals, Inc. as of December 31, 2019 and 2018, and for the years then ended, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2019 consolidated financial statements refers to a change in the method of accounting for leases.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2019, expresses an opinion that Marinus Pharmaceuticals, Inc. did not maintain effective internal control over financial reporting as of December 31, 2019 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states management identified ineffective ITGCs related to segregation of duties within the Company’s IT systems which are part of the Company’s internal control over financial reporting. Process-level controls that were dependent upon information derived from these IT systems were also determined to be ineffective.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for each of the documents incorporated by reference in this prospectus is 001-36576. The documents incorporated by reference into this prospectus contain important information that you should read.

The following documents are incorporated by reference into this document:

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 16, 2020;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 4, 2020;

•	our Current Reports on Form 8-K filed with the SEC on April 2, 2020 and May 4, 2020 (except Item 2.02 and Exhibit 99.1);

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 27, 2020 (other than the portions thereof that are furnished and not filed); and

•	the description of our capital stock included under the caption “Description of Capital Stock” contained in our Registration Statement on Form 8-A filed with the SEC on July 28, 2014, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents (other than portions of documents that are either described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC and current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus forms a part but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. Please see “Where You Can Find More Information” for additional information.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Marinus Pharmaceuticals, Inc., Attn: Corporate Secretary, 5 Radnor Corporate Center, Suite 500, 100 Matsonford Rd, Radnor, Pennsylvania 19087. Our corporate phone number is (484) 801-4670. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at www.marinuspharma.com. The information on such website is not incorporated by reference and is not a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

 We are a reporting company and file annual, quarterly and current reports, proxy and information statements and other information with the SEC. This prospectus is part of a registration statement that we have filed with the SEC relating to the common stock to be offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the common stock to be offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, where you may read and copy the registration statement, as well as our reports, proxy and information statements and other information. The address of the SEC’s web site is http://www.sec.gov.

Copies of certain information filed by us with the SEC are also available on our website at http://www.marinuspharma.com. Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference in this prospectus.

24,000,000 Shares of Common Stock

PROSPECTUS

May 14, 2020